Atlantic Canada Opportunity Agency	Agence de promotion économique du Canada atlantique

	Nova Scotia Office P.O. Box 2284 Station Central Halifax, N.S. B3J 3C8	Bureau de la Nouvelle-Écosse Casier postal 2284 Succursale C Halifax (N.-É.) B3J 3C8

November 9, 2004

Projects: 165474

166156

181936

183782

Navitrak Engineering Incorporated,

Navitrak International Corporation, and

Navitrak Systems Inc.

c/o 1660 Hollis Street, Suite 904

Halifax, Nova Scotia

B3J 1V7

Attention: Mr. Joel Stickland

Dear Sirs:

Further to our recent discussions (Richardson - Strickland) concerning the Navitrak International Corporation and its subsidiaries, ACOA hereby provides the following consent:

(1)

Consolidation of debts of Navitrak International Corporation, Navitrak Systems Inc., and Navitrak Manufacturing Incorporated into Navitrak Engineering Incorporated whereby Navitrak Engineering Incorporated will be assuming all liabilities and obligations of these companies.

(2)

The purchase of all shares of Navitrak Engineering Incorporated by Navitrak International Corporation. ACOA's consent to this change of ownership is given based upon representations made by Navitrak International Corporation that the facilities of Navitrak Engineering Incorporated will continue to operate in Halifax, Nova Scotia and the assets for which ACOA has contributed will continue to be used for their intended purposes at these facilities. All other terms and conditions of the respective contribution agreements shall continue to be in force and in effect and performed by Navitrak Engineering Incorporated in accordance with the provisions thereof.

As of the date hereof, the contribution agreements between ACOA and Navitrak Engineering Incorporated, Navitrak International Corporation, and Navitrak Systems Inc. are in good

D/LVK/786191.1

standing, and there is no default of which ACOA is aware. All amounts due and owing to ACOA, by virtue of these contribution agreements have been paid when due and are current.

Our concurrence with the transactions outlined above is subject to Navitrak International Corporation becoming joint applicant on all projects. All project contracts will be amended to reflect this change in ownership.

ACOA also confirms that all amounts under the contribution agreements may be repaid in full, at any time, without interest, notice, bonus, or penalty.

Yours truly,

/s/ Elinor Richardson

Elinor Richardson

A/Manager, Technology, Tourism & Services

Nova Scotia

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CONSENT AND RELEASE

To:	Navitrak International Corporation
	("Navitrak") c/o Cassels Brock &	Please fax a copy of this consent and release
	Blackwell LLP	to:

And To:	Navitrak Corp., Navimap Corp.,	Laurie LaPalme
	Navitrak Manufacturing Incorporated,	Cassels Brock & Blackwell LLP
	Navitrak Systems Inc. (collectively, the	Fax No. 416.644.9353
	"Subsidiaries")	Tel. No. 416.869.5781

And To:	Navitrak Engineering Incorporated	Please mail an original copy of this consent
	("Engineering")	form to:

And To:	Blackstone Holdings Corporation	Cassels Brock & Blackwell LLP
	("Blackstone")	Scotia Plaza
40 King Street West, Suite 2100
From:	Atlantic Canada Opportunities	Toronto, Ontario
	Agency	M5H 3C2
(the "Contracting Party")
Attn: Laurie LaPalme
Re:

Consent and Release in regards to the sale of all or substantially all of the assets of Navitrak International Corporation, including the capital stock of Engineering, pursuant to an asset purchase agreement among Navitrak, Engineering, the Subsidiaries and Blackstone dated as of January 31, 2004, as amended (the "Purchase Agreement").

RECITALS:

A.           Navitrak, Engineering and the Subsidiaries agreed to sell all of the assets of Navitrak, including the capital stock of Engineering, to Blackstone pursuant to the Purchase Agreement (the "Purchase Transaction").

B.           Navitrak, Engineering, the Subsidiaries and Blackstone expect to close the Purchase Transaction on or about October 15, 2004 (the "Closing Date").

C.           The obligation of Navitrak, Engineering, and the Subsidiaries to close the Purchase Transaction is conditional upon Engineering entering into an arrangement with the Contracting Party which provides for: (i) the Contracting Party's consent to the Purchase Transaction, (ii) Engineering assuming any and all obligations of Navitrak and the Subsidiaries owing to the Contracting Party, and (iii) the release of Navitrak and the Subsidiaries from any and all obligations that any of them owed to the Contracting Party up to the Closing Date.

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D.           Engineering has entered into arrangements with the Contracting Party whereby all liabilities and obligations of Navitrak and the Subsidiaries have been assumed by Engineering.

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency whereof are hereby duly acknowledged by the Contracting Party, the Contracting Party agrees as follows:

1.	The recitals set forth above are warranted by Engineering to be true and are incorporated into this Consent and Release by reference.
2.	The Contracting Party hereby consents to the Purchase Transaction pursuant to the Purchase Agreement.
3.

The Contracting Party further agrees that in consideration of Engineering's assumption of all of Navitrak's and the Subsidiaries' liabilities and observance of all of Navitrak's and the Subsidiaries' obligations owing to the Contracting Party at the Closing Date, that Navitrak and each of the Subsidiaries will be released from any obligations or liabilities up to the Closing Date.

Date: October ___________, 2004

Atlantic Canada Opportunities Agency

By:__________________________________

Name:

Title:

I have authority to bind the Contracting Party.

ACKNOWLEDGED AND AGREED ON _________________, 2004 BY:

Navitrak Engineering Incorporated

____________________________

Name:

Title:

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